Exhibit 10.1

AVICENA GROUP, INC.

Non-Qualified Stock Option Agreement

Avicena Group, Inc., a Delaware corporation (the “Company”), hereby grants to [            ] (the “Optionee”), an option to purchase a maximum of [            ] shares (the “Option Shares”) of its Common Stock, $.001 par value (“Common Stock”), at the price of $[            ] per share (the “Option Price”), on the following terms and conditions:

1. Grant Under 1999 Stock Incentive Plan. This option is granted pursuant to and is governed by the Company’s 1999 Stock Incentive Plan (the “Plan”), as amended from time to time, and, unless the context otherwise requires, capitalized terms used herein, but not defined herein, shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on the date set forth above.

2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Stock Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company.

3. Grant Date; Vesting of Option; Term; Exercise.

a) Grant Date. The Grant Date of this option is [            ].

b) Vesting. This option shall vest in equal semi-annual installments over the period of three years from the Grant Date, provided that the Optionee continues to serve the Company in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship” with the Company). Accordingly, on and after each semi-annual anniversary of the Grant Date, the Optionee may exercise this option for [            ] shares of Common Stock (plus any installments which have previously vested). Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its sole discretion, accelerate the date that any installment of this option becomes vested. The foregoing rights are cumulative and (subject to subsections (c), (d) and (f) of this Section 3), once vested, may be exercised up to and including the date which is ten years from the Grant Date (the “Expiration Date”).

c) Term. The term of the option shall extend from the Grant Date to the Expiration Date (the “Term”). Upon expiration of the Term, the option shall no longer be exercisable whether or not previously vested.

d) Termination of Business Relationship. If the Optionee’s Business Relationship with the Company is terminated for any reason whatsoever (including by death or disability) prior to the expiration of the Term, no further installments of this option shall become vested. In such a case, the Optionee’s only rights hereunder shall be to exercise those installments of this option that became vested prior to the termination of Optionee’s Business Relationship with the Company. Optionee (or, in the case of Optionee’s death or disability, his or her beneficiary, estate or personal representative, as the case may be) shall be allowed to exercise any vested portion of the option for ninety (90) days following the date of the termination, but not to exceed the expiration of the Term. Any installments of this option which have not become vested on or before the date of the termination of Optionee’s Business Relationship with the Company shall be forfeited and cancelled and the Optionee shall not be entitled to any benefit in lieu thereof.

e) Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option shall be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the Optionee (or, in the case of Optionee’s death or disability, his or her beneficiary, executor or personal representative). Such notice shall be accompanied by payment of the full purchase price of such shares. Notwithstanding the foregoing to the contrary, the Optionee may, in his or her sole discretion, elect to exercise this option through a “net settlement exercise.” A net settlement exercise shall be affected by the Optionee submitting a written notice of such exercise to the Company. Upon receipt of notice of a net settlement exercise, the Company shall withhold that number of shares of Common Stock, determined by reference to the Fair Market Value (as defined in subsection (h) of this Section 3) of the Common Stock on the date such notice of exercise is received by the Company, necessary to satisfy the full exercise price of the option (or portion thereof being exercised). Any withholding of shares pursuant to Section 11 of this Agreement shall be in addition to the share withholding described in this subsection (e). The Company shall deliver a certificate or certificates representing the Option Shares, bearing such legends as may be required pursuant to Sections 5 and 6 of this Agreement, as soon as practicable after a notice of exercise has been received. Such certificate or certificates shall be registered in the name of the Optionee or a Permitted Transferee (as defined in Section 5(a) below) (or in the name of the Optionee and a Permitted Transferee jointly, with right of survivorship).

f) Partial Exercise. This option may be exercised in part at any time and from time to time, except that this option may not be exercised for a fraction of a share of Common Stock unless such exercise is with respect to the final installment of Common Stock subject to this option and cash in lieu of a fractional share must be paid to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms of this Agreement.

g) Payment of Price. The option price shall be paid in cash, by check, with shares of Common Stock as described in subsection (e) of this Section 3 or by any other means permitted under the Plan and approved in advance by the Company.

h) Fair Market Value. For purposes of this Agreement, “Fair Market Value” shall mean, with respect to a share of Common Stock as of a relevant date, the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such securities may at the time be listed on that date, or, if there have been no sales on the exchanges on which the security is listed on any day, the average of the highest bid and lowest asked prices on all nationally-recognized exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ

System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, of the average of the highest bid and lowest asked prices on such day on the OTC Bulletin Board or in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined (or, if such day is not a business day, the next succeeding business day) and the 20 consecutive business days prior to such day. If at any time such Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such security determined in good faith by the Board of Directors of the Company.

4. Option Not Transferable. This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Optionee, shall be exercisable only by the Optionee (or, in the case of the Optionee’s disability, the Optionee’s personal representative).

5. Restrictions on Transfer of Option Shares.

a) Transfer of Option Shares. Except at such time as is provided in subsection (d) of this Section 5, the Optionee shall not sell, transfer, convey, exchange, give, assign or pledge all or any part of the Option Shares owned by him or her or any securities received upon conversion or exchange of the Option Shares, whether now owned or later acquired, to any Person (other than to the Optionee’s spouse and descendants or any trust established solely for the benefit of the Optionee and/or the Optionee’s spouse and/or descendants (“Permitted Transferees”), provided that all such Permitted Transferees first agree in writing to comply with the restrictions set forth in this Section 5). Any attempted transfer not perfected in accordance with this Agreement shall be void and shall not transfer ownership in, title to, or any rights respecting the Option Shares. For purposes of this Agreement, “Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

b) Registration. Optionee understands that the Option Shares are not currently being registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”) by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof in a transaction not involving a public offering. Subject to the other restrictions and obligations set forth in this Section 5, Optionee further agrees that he or she will not sell or otherwise dispose of the Option Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any state. Optionee understands that a restrictive legend consistent with the foregoing, and as set forth in Section 6, will be placed on the certificates evidencing the Option Shares, and related stop transfer instructions will be noted in the stock transfer records of the Company and/or its stock transfer agent for the Option Shares.

c) Opinion of Counsel. No holder of Option Shares may transfer any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel satisfactory to the Company that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

d) Termination of Restrictions. The restrictions and obligations set forth in subsection (a) of this Section 5 shall terminate upon the date that is 27 months following the Grant Date (set forth in Section 3(a) of this Agreement); provided, however, that the Company may, in its sole discretion, earlier terminate such restriction period. The restrictions and obligations set forth in subsections (b) and (c) of this Section 5 shall continue until otherwise terminated by the Company.

6. Legends. The certificates representing the Option Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF [            ], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

Until the restrictions and obligations of Section 5 of this Agreement terminate in accordance with the provisions of subsection (d) of Section 5, the certificates representing the Option Shares will also bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND [            ] DATED AS OF [            ]. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

7. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

8. No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to continue to maintain a Business Relationship with the Optionee.

9. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with subsection (e) of Section 3. Except as is expressly provided in Section 8 of the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

10. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

11. Withholding Taxes. The Optionee shall be solely liable for any tax arising in connection with the exercise of this option. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

12. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

13. Miscellaneous.

a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

c) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 4 hereof.

e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever arising out of the relationship of the parties contemplated herein.

f) Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.

g) Arbitration. Each and every dispute, controversy and contested factual and legal determination arising under or in connection with this Agreement shall be committed to and be resolved exclusively through the arbitration process, in an arbitration proceeding, conducted by a single arbitrator sitting in Palo Alto, California, in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect. The arbitrator shall be selected by the parties from a list of eleven (11) arbitrators provided by the AAA, provided that no arbitrator shall be related to or affiliated with either of the parties. No later than ten (10) days after the list of proposed arbitrators is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location in Palo Alto, California, or telephonically. At that meeting, the party who sought arbitration shall eliminate one (1) proposed arbitrator and then the other party shall eliminate one (1) proposed arbitrator. The parties shall continue to alternatively eliminate names from the list of proposed arbitrators in this manner until each party has eliminated five (5) proposed arbitrators. The remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute (“Proposed Solution”), and the arbitrator shall be obligated to choose one (1) party’s specific Proposed Solution, without being permitted to effectuate any compromise or “new” position. The party whose Proposed Solution is not selected shall bear the costs of all counsel, experts or other representatives that are retained by both parties, together with all costs of the arbitration proceeding, including, without limitation, the fees, costs and expenses imposed or incurred by the arbitrator. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

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IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first written above.

AVICENA GROUP, INC.
Optionee:
[ ]	By:
Name:
Title: